Exhibit 10.8

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of [●], 2024 by and among Mars Acquisition Corp. (“Mars”), Mars Capital Holding Corporation, a British Virgin Islands business company with limited liability (the “Sponsor”), and ScanTech AI Systems Inc., a Delaware corporation and wholly owned subsidiary of Mars (“Pubco”) and the undersigned investors (collectively, the “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds Mars ordinary shares, par value $0.000125 per share, initially purchased in a private placement prior to Mars’ initial public offering (the “Founder Shares”);

WHEREAS, Mars expects to hold an extraordinary general meeting of shareholders (the “Meeting”) for the purpose of approving, among other things, an amendment to Mars’s Amended and Restated Memorandum and Articles of Association (the “Mars Memorandum and Articles”) to extend the date by which Mars must consummate an initial business combination by nine additional months until November 16, 2024 (the “Extension”);

WHEREAS, Mars Memorandum and Articles provides that a shareholder of Mars may redeem its ordinary shares, par value $0.000125 per share, initially sold as part of the units in Mars’s initial public offering (whether they were purchased in Mars’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the any amendment to the Mars Memorandum and Articles, on the terms set forth in the Mars Memorandum and Articles (“Redemption Rights”);

WHEREAS, during the period of the Extension the Sponsor intends to cause Mars to consummate the business combination (the “Business Combination”), with the ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”) and other parties thereto pursuant to the business combination agreement (as it may be further amended or supplemented from time to time) entered on September 5, 2023. Upon closing of the Business Combination, Pubco will become the surviving operating company and apply for listing of its shares (“Pubco Common Stock”) on Nasdaq under the proposed symbol “STAI.” No securities of Mars will be traded following the consummation of the Business Combination;

Whereas, subject to the terms and conditions of this Agreement, Investor is willing to forego the exercise of its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein, and Pubco desires to issue, and Mars and Sponsor desire to cause Pubco to issue, that number of Pubco Common Stock set forth opposite such Investor’s name on Exhibit A (the “Promised Securities”), in connection with Mars’ completion of the Business Combination.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, Mars, Pubco and the Sponsor hereby agree as follows:

1.	Terms of Issuance

1.1	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM Eastern on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Extension is approved at the Meeting,, then Pubco will issue, and Mars and Sponsor will cause Pubco to issue, to Investor for no additional consideration the Promised Securities set forth on Exhibit A. “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of an aggregate amount of (i) [●] Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other Mars shareholders similar to this Agreement on or about the date of the Meeting. The Sponsor and Mars agree to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 AM Eastern on the first business day before the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to exercise Redemption Rights with regard to any Investor Shares in excess of 9.9% of the Public Shares), provided, that such amount shall not exceed [●] Public Shares.

1.2.	Mars, the Sponsor and Investor hereby agree that the issue by Pubco of the Promised Securities to Investor shall be subject to the conditions that (i) the Business Combination is consummated; and (ii) Investor executes the Joinder (as defined in Section 1.8).

Upon the satisfaction of the foregoing conditions, as applicable, Pubco shall promptly issue, and Mars and Sponsor shall cause Pubco to promptly issue, (and no later than two (2) business days following the closing of the Business Combination) the Promised Securities to Investor (or its Permitted Transferees) free and clear of any liens or other encumbrances, other than restrictions on transfer imposed by the securities laws. The Sponsor and Mars covenant and agree to cause Pubco to facilitate such transfer to Investor (or its Permitted Transferees) in accordance with the foregoing.

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Ordinary Shares are increased or decreased by a consolidation, combination, subdivision or reclassification of the Ordinary Shares of Mars or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Ordinary Shares of Mars. For the avoidance of doubt, the issuance of Pubco Common Stock to the existing shareholders of ScanTech in connection with the Business Combination shall not cause any such adjustment.

1.4.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving Mars in which its Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of ordinary shares of Mars, the Sponsor shall transfer, with respect to each Pubco Common Stock to be issued hereunder, the kind and amount of securities, cash or other property into which such Promised Securities converted or exchanged.

1.5.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, lock-up or earn-outs for any reason on the Promised Securities.

1.6.	Delivery of Shares; Other Documents. At the time of the issue of Promised Securities hereunder, Pubco shall deliver, and Mars and Sponsor shall cause Pubco to deliver, the Promised Securities to Investor in book-entry form effected through Pubco’s register of members (or other equivalent register) and through Mars’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Registration Rights. In connection with the issuance of the Promised Securities, Investor shall be entitled to registration rights set forth in that certain Registration Rights Agreement, dated February 13, 2023, by and among Mars, Mars’s officers, directors and insiders and the Sponsor (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and Pubco and Investor shall execute the Joinder (as defined below).

1.8.	Joinder to Agreement. In connection with the issue of the Promised Securities to Investor, Investor shall execute a joinder to the Registration Rights Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with Pubco to be bound by the terms and provisions of the Registration Rights Agreement as a “holder” thereunder with respect to the Promised Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.9	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of Mars’s shareholders to approve the Extension at the Meeting, (b) Mars’s abandonment of the Extension prior to the implementation thereof, (c) the fulfillment of all obligations of parties hereto, (d) the liquidation or dissolution of Mars prior to completing a Business Combination, (e) the mutual written agreement of the parties hereto; or (f) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investors Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary Pubco’s obligation to issue, and Mars’ and Sponsor’s obligation to cause Pubco to issue, the Promised Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting

2.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promised Securities.

2.2.	Accredited Investor. Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Investor is acquiring the Promised Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Promised Securities to or through any person or entity except as may be permitted hereunder.

2.4.	Restrictions on Transfer; Trust Account; Redemption Rights.

2.4.1.	[Reserved.]

2.4.2.	Investor acknowledges and agrees that the Promised Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of Mars’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.3.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by Mars, to waive any right that it may have to elect to have Mars redeem any Investor Shares in connection with the Extension and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares in connection with the Extension and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.4.4.	Investor acknowledges and understands the Promised Securities will be offered by Pubco in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Promised Securities, such Promised Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Promised Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to Pubco an opinion of counsel satisfactory to Pubco that registration is not required with respect to the Promised Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Promised Securities.

2.5.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promised Securities.

2.6.	Risk of Loss. Investor is aware that an investment in the Promised Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Promised Securities, including those restrictions described or provided for in this Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Promised Securities for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.	Independent Investigation. Investor has relied upon an independent investigation of Mars and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of Mars and has had an opportunity to ask questions of, and receive answers from Mars’s management concerning Mars and the terms and conditions of the proposed sale of the Promised Securities and has had full access to such other information concerning Mars as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8.	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Promised Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.9.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Promised Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Promised Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promised Securities. Investor’s subscription and payment for and continued beneficial ownership of the Promised Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.10.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.11.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.12.	No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, Mars, the Promised Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13.	Reliance on Representations and Warranties. Investor understands that the Promised Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.14.	No General Solicitation. Investor is not subscribing for Promised Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.15.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Promised Securities nor is Investor entitled to or will accept any such fee or commission.

3.	Mars Representations. Mars hereby represents and warrants to Investor that:

(a)	this Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Mars does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Mars is a party which would prevent Mars from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Mars is subject;

(b)	Title to Securities. Mars shall cause the Promised Securities to be issued, when issued to Investor by Pubco as provided herein, to be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Pubco Shares generally, under applicable securities laws).

(c)	each Investor Share issued and outstanding immediately prior to the Business Combination will be cancelled in exchange for the right of the Investor to receive from Mars, with respect to each Investor Share that is not redeemed or converted at the closing of the Business Combination, one share of Pubco Common Stock;

(d)	Mars has not disclosed to Investor material non-public information with respect to Mars;

(e)	there is no action pending against Mars or, to Mars’ knowledge, threatened against Mars, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by Mars of its obligations under this Agreement; and

(f)	Mars has not offered the Promised Securities to be accrued pursuant to the Investor Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a British Virgin Islands business company with limited liability and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Promised Securities.

4.2	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

Title to Securities. The Sponsor shall cause the Promised Securities to be issued, when issued to Investor by Pubco as provided herein, to be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Pubco Shares generally, under applicable securities laws).

4.3.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of incorporation or the memorandum and articles of association, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

4.4.	No General Solicitation. The Sponsor has not offered the Promised Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.5.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Promised Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.6.

Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

5.	Representations and Warranties of Pubco. Pubco represents and warrants to, and agrees with the Investor that:

5.1.	Power and Authority. Pubco is a corporation duly formed and validly existing and in good standing as a Delaware corporation and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by Pubco hereunder, including the issuance and transfer the Promised Securities.

5.2.	Authority. All corporate action on the part of Pubco and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by Pubco and (assuming due authorization, execution and delivery by Investor) constitutes Pubco’s legal, valid and binding obligation, enforceable against Pubco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

5.3.	Title to Securities. Pubco shall issue the Promised Securities to Investor free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Pubco Shares generally, under applicable securities laws).

6.	Trust Account. Until the earlier of (a) the consummation of Mars’s initial business combination; (b) the liquidation of the Trust Account; and (c) 12 months from consummation of Mars’s initial public offering or such later time as the shareholders of Mars may approve in accordance with Mars Memorandum and Articles, Mars will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. Mars further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of Mars if it does not effect a business combination prior to its termination date.

7.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

8.	Assignment; Entire Agreement; Amendment.

8.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by Mars, the Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

8.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

8.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by email with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by email upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

10.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.	Survival; Severability

11.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

11.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.	Disclosure; Waiver. As soon as practicable, but in no event later than one business day, after execution of this Agreement, Mars will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. Mars agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of Mars’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving Mars, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. Mars shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that Mars has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to Mars’s knowledge, Investor shall not be in possession of any material, nonpublic information received from Mars or any of its officers, directors or employees.

14.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

15.	Most Favored Nation. In the event the Sponsor or Mars enter one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and Mars represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

[Investor]

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

COMPANY:

Mars Acquisition Corp.

By:
Name:	Karl Brenza
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Non-Redemption Agreement]

SPONSOR:

Mars Capital Holding Corporation

By:
Name:	Iris Zhao
Title:	Director

[Signature Page to Non-Redemption Agreement]

PUBCO:

ScanTech AI Systems Inc.

By:
Name:	Karl Brenza
Title:	Director

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Promised Securities	Number of Public Shares to be Held as Investor Shares
Address: SSN/EIN:	[●] Pubco Common Stock	[●] Ordinary Shares

EXHIBIT B

FORM OF JOINDER

TO

REGISTRATION RIGHTS AGREEMENT

[●], 2024

Reference is made to that certain Non-Redemption Agreement dated as of [●], 2024 (the “Agreement”), by and among (“Investor”), Mars Acquisition Corp. (the “Company”) and Mars Capital Holding Corporation (the “Sponsor”), pursuant to which Investor acquired securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor shall become a party to that certain Registration Rights Agreement, dated February 13, 2023, by and among Mars, Mars’s officers, directors and insiders and the Sponsor (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Promised Securities (together with any other equity security of Pubco issued or issuable with respect to any such Promised Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[Investor]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

Mars Acquisition Corp.

By:
Name:	Karl Brenza
Title:	Chief Executive Officer and Chief Financial Officer